SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

October 30, 2003
(Date of earliest event reported)

SYBASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19395	94-2951005
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

One Sybase Drive
Dublin, CA 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code: (925) 236-5000

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.	Description

99.1	Press Release of Sybase, Inc. issued on October 28, 2003

Item 12. Results of Operations and Financial Condition

     (a)  On October 28, 2003, Sybase, Inc. issued a press release announcing its results for the three months ended September 30, 2003 (“Q3 2003 Press Release”), a copy of which is furnished as Exhibit 99.1 and incorporated herein by reference. As part of the Q3 2003 Press Release, Sybase presented certain unaudited financial information, including the following:

(1)	Reconciliation of GAAP to Pro Forma Condensed Consolidated Statement of Operations for the three months ended September 30, 2003

(2)	Reconciliation of GAAP to Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2003

(3)	Condensed Consolidated Balance Sheet as of September 30, 2003

(4)	Condensed Consolidated Statements of Income for the three months and nine months ended September 30, 2003

(5)	Condensed Consolidated Statements of Income for the three months and nine months ended September 30, 2003 Pro Forma without purchase accounting, cost of restructure, and stock compensation expense

(6)	Condensed Consolidated Statements of Operation by Segment for the three months ended September 30, 2003

(7)	Condensed Consolidated Statements of Operation by Segment for the nine months ended September 30, 2003

(8)	Consolidated Statements of Operations by Segment for the three months ended September 30, 2003 Pro Forma without purchase accounting, cost of restructure, and stock compensation expense

(9)	Consolidated Statements of Operations by Segment for the nine months ended September 30, 2003 Pro Forma without purchase accounting, cost of restructure, and stock compensation expense

(10)	Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2003

     (b)  On the same date, the Company orally disclosed pro forma and GAAP financial guidance for the fourth quarter of 2003 during a webcast and conference call meeting all of the following requirements:

(1)	The information was provided as part of a presentation that was complementary to and occurred within 48 hours of publication of the Q3 2003 Press Release;

(2)	The presentation was broadly accessible to the public by dial-in conference call and webcast;

(3)	The financial and other statistical information contained in the presentation was available on our external website together with information required under Section 244.100 of Regulation G at the time of the conference call and webcast; and

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(4)	The presentation was announced by widely disseminated press release that included instructions as to when and how to access the presentation and the location on our website where the information would be available.

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYBASE, INC.

Date: October 30, 2003	By	/S/ TERESA D. CHUH
Name: Teresa D. Chuh
Title: Vice President and Associate General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Sybase, Inc. issued on October 30, 2003

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